EXHIBIT 99.1

News Release

DARLING INGREDIENTS INC. REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS:
Vertically Integrated Supply Chain Supports Strong Performance Across Operational Segments

November 6, 2019 - IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and customized specialty solutions for customers in the pharmaceutical, food, pet food, feed, industrial, fuel, bioenergy, and fertilizer industries, today announced financial results for the 2019 third quarter ended September 28, 2019.

Third Quarter 2019 Overview

•	Revenue of $842.0 million

•	Net income of $25.7 million, or $0.15 per GAAP diluted share

•
Combined adjusted EBITDA of $147.8 million (Darling's adjusted EBITDA plus Darling's share of Diamond Green Diesel (DGD) adjusted EBITDA as reflected on the Non-GAAP Adjusted EBITDA Reconciliation table herein.)

•	Repurchased 636,634 shares during the 3rd quarter and subsequently 407,076 shares in Q4

•	Diamond Green Diesel delivered $1.35 EBITDA per gallon with Darling's share of the JV earnings reflected in consolidated operating income under Fuel Segment

•	YTD DGD delivering $1.26 EBITDA per gallon when Q1 2019 adjusted to reflect hedge accounting

•	Global slaughter remains at record levels, providing ample raw material supplies

•	Global fat pricing improved but remained stagnant as North America biodiesel industry awaiting Blenders Tax Credit (BTC)

•	Global protein pricing weaker due to excess supplies and Chinese demand destruction due to African Swine Fever (ASF)

•	Rousselot delivered improved results with stronger sales in the Health and Nutrition category

•	Diamond Green II plant construction on time and budget; Diamond Green III in engineering and cost estimating for Port Arthur, TX

•	Debt paydown of $33.6 million

For the third quarter of 2019, the Company reported net sales of $842.0 million, as compared with net sales of $812.6 million for the third quarter of 2018. The $29.4 million increase in net sales resulted from higher finished product fat prices, strong contribution from higher sales values for Food Segment collagen ingredients and higher sales volume that more than offset lower protein pricing.

Net income attributable to Darling for the three months ended September 28, 2019 was $25.7 million, or $0.15 per diluted share, compared to a net loss of $(6.0) million, or $(0.04) per diluted share, for the third quarter of 2018. The increase was primarily due to DGD earning $32 million in 2019 third quarter as compared to a $(2.6) million loss in the 2018 third quarter due to extended downtime in the third quarter 2018 for completion of the expansion, as well as a $7.2 million write-down of our China blood plasma inventory in the third quarter 2018 due to the African Swine Fever (ASF) outbreak.

Under Darling’s current share repurchase authorization, the Company repurchased 636,634 shares of common stock during the third quarter. Subsequent to the close of the quarter, the Company repurchased an additional 407,076 shares, totaling $7.5 million. Darling has $180.7 million worth of shares remaining under its current authorization with purchases to be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. Repurchases may occur over the authorized period unless extended or shortened by the Board of Directors.

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Comments on the Third Quarter 2019

“We reported solid third quarter results, underscored by the strength of our vertically integrated supply chain and excellent execution amid continued trade uncertainty and escalating disease disruption due to African Swine Fever,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Overall, our operating segments delivered exceptional results with improved earnings in our Feed Segment as we navigated volatile global markets. Led by our Rousselot Functional Ingredients and Health & Nutrition platform, our Food Segment is solidly positioned to capture growing global demand for collagen ingredients. In the Fuel Segment, higher sales volumes supported solid performance across operations despite the lack of the Blenders Tax Credit (BTC).

“Our Diamond Green II expansion increasing capacity to 675 million gallons of renewable diesel is progressing on schedule with expected completion in late 2021. We are also pleased to expand our relationship with Valero, our joint venture partner, as we explore advanced engineering and development cost review for a potential renewable diesel plant at Valero’s refinery in Port Arthur, TX. If approved, construction would begin in 2021, with expected operations commencing in 2024, resulting in 1.1 billion gallons of total annual production capacity at DGD,” concluded Mr. Stuewe.

Operational Update by Segment

•
Feed Ingredients - Segment stabilized, and earnings recovered on modestly improved fat prices year-over-year in light of ample supplies combined with lower global protein values impacted by strong slaughter volumes in North America; continued trade disruptions with China; and ASF moving across Asia. Slow export markets and lower biofuel demand also pressured fat markets.

•
Food Ingredients - Strong demand for our collagen supplements and ingredients drove solid results with capital growth investments in Brazil and France broadening opportunity to capture rising global demand. European edible fats business experienced declining volumes with raw materials continuing to be diverted to China food markets.

•
Fuel Ingredients - Strong execution across operations supported by solid contribution from our European bioenergy business, Ecoson, in addition to volume growth at our biogas digester operation in Belgium. Additionally, earnings from our share of Diamond Green Diesel JV (DGD) is now included in our operating income. While the facility experienced 20 days of maintenance downtime for plant enhancements and catalyst changeout, performance met expectations at $1.35 EBITDA per gallon on 58.7 million gallons of renewable diesel sold during the quarter.

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Financial Update by Segment

Feed Ingredients	Three Months Ended		Nine Months Ended
($ thousands)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$496,978	$482,744	$1,480,244	$1,467,365
Gross margin	117,186	99,005	336,638	344,169
Loss (gain) on sale of assets	(2,429)	107	(7,343)	526
Selling, general and administrative expenses	47,319	39,702	142,615	131,914
Depreciation and amortization	50,182	47,321	148,271	140,933
Segment operating income	22,114	11,875	53,095	70,796
Adjusted EBITDA (1)	$72,296	$59,196	$201,366	$211,729
(1) Adjusted EBITDA calculated by adding depreciation and amortization to segment operating income

•
Feed Ingredients operating income for the three months ended September 28, 2019 was $22.1 million, an increase of $10.2 million, or 85.7% as compared to the three months ended September 29, 2018. This was due to the acquisition of Triple-T Foods in October 2018, higher margins on fat sales due to an increase in fat prices and a negative impact on Chinese inventories relating to ASF recorded in fiscal 2018.

•
Feed Ingredients operating income for the nine months ended September 28, 2019 was $53.1 million, a decrease of $17.7 million, or (25.0)%, as compared to the nine months ended September 29, 2018. This was primarily due to a decrease in protein finished product sales prices, lower spreads in poultry pet grade products and higher factory, depreciation and amortization costs from the addition of several new facilities and partial multiemployer pension withdrawal charges.

Food Ingredients	Three Months Ended		Nine Months Ended
($ thousands)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$276,467	$265,208	$830,466	$847,457
Gross margin	61,824	54,478	187,375	162,495
Gain on sale of assets	(253)	(33)	(13,518)	(244)
Selling, general and administrative expenses	22,811	21,843	68,129	67,894
Restructuring and impairment charges	—	—	—	14,965
Depreciation and amortization	19,743	19,697	59,115	60,725
Segment operating income	19,523	12,971	73,649	19,155
Adjusted EBITDA (1)	$39,266	$32,668	$132,764	$94,845
(1) Adjusted EBITDA calculated by adding depreciation and amortization and restructuring and impairment charges to segment operating income

•
Food Ingredients operating income was $19.5 million for the three months ended September 28, 2019, an increase of $6.5 million or 50.0% as compared to the three months ended September 29, 2018. The increase was primarily due to improved results in the collagen markets of all regions. The Company’s edible fat margins were lower because of higher prices paid for available raw material as compared to the same period in fiscal 2018. The casings business also delivered lower earnings due to lower margins resulting from higher raw material prices due to limited supply as compared to the same period in fiscal 2018.

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•
Food Ingredients operating income was $73.6 million for the nine months ended September 28, 2019, an increase of $54.4 million or 283.3% as compared to the nine months ended September 29, 2018. The increase was primarily due to improved results in the collagen markets, a gain on sale of assets in China and no restructuring and impairment charges in the current year as compared to the same period in fiscal 2018 when the Company closed its Argentina collagen plant.

Fuel Ingredients	Three Months Ended		Nine Months Ended
($ thousands)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$68,604	$64,624	$193,767	$219,774
Gross margin	10,116	11,164	31,912	49,203
Loss on sale of assets	13	98	16	190
Selling, general and administrative expenses	912	(2,822)	583	(4,056)
Depreciation and amortization	7,895	9,370	24,055	26,378
Equity in net income/(loss) of Diamond Green Diesel	32,020	(2,630)	94,390	109,655
Segment operating income	33,316	1,888	101,648	136,346
Combined Adjusted EBITDA (1)	$48,739	$14,397	$144,583	$171,814
(1) Combined adjusted EBITDA calculated by subtracting equity in net income of DGD from segment operating income and adding depreciation and amortization with Darling's share of DGD's EBITDA (referenced in the DGD Operating Financial Results table included herein calculated by taking 50% of the depreciation, amortization and accretion expense plus the operating income.)

•
The Company’s Fuel Ingredients segment operating income for the three months ended September 28, 2019 was $33.3 million, an increase of $31.4 million or 1,652.6% as compared to the same period in fiscal 2018. The increase is primarily due to current year equity in net income at the DGD Joint Venture from higher capacity as compared to a net loss in the prior year period at the DGD Joint Venture, which more than offset the business interruption gain recorded at Rendac in fiscal 2018.

•
The Company’s Fuel Ingredients segment operating income for the nine months ended September 28, 2019 was $101.6 million, a decrease of $34.7 million or (25.5)% as compared to the same period in fiscal 2018. The decrease is primarily related to the 2017 blenders tax credits booked in the first quarter of 2018 as compared to no blenders tax credits booked in fiscal 2019.

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Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Periods Ended September 28, 2019 and September 29, 2018
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 28,	September 29,	Favorable	September 28,	September 29,	Favorable
	2019	2018	(Unfavorable)	2019	2018	(Unfavorable)
Net sales	$842,049	$812,576	$29,473	$2,504,477	$2,534,596	$(30,119)
Costs and expenses:
Cost of sales and operating expenses	652,923	647,929	(4,994)	1,948,552	1,978,729	30,177
Loss (gain) on sale of assets	(2,669)	172	2,841	(20,845)	472	21,317
Selling, general and administrative expenses	83,549	67,447	(16,102)	249,569	232,907	(16,662)
Restructuring and impairment charges	—	—	—	—	14,965	14,965
Depreciation and amortization	80,407	78,842	(1,565)	239,057	235,915	(3,142)
Total costs and expenses	814,210	794,390	(19,820)	2,416,333	2,462,988	46,655
Equity in net income/(loss) of Diamond Green Diesel	32,020	(2,630)	34,650	94,390	109,655	(15,265)
Operating income	59,859	15,556	44,303	182,534	181,263	1,271
Other expense:
Interest expense	(19,359)	(20,080)	721	(60,088)	(66,220)	6,132
Debt extinguishment costs	—	—	—	(12,126)	(23,509)	11,383
Foreign currency loss	466	(2,106)	2,572	(654)	(7,082)	6,428
Gain/(loss) on disposal of subsidiaries	—	3,038	(3,038)	—	(12,500)	12,500
Other (expense)/gain, net	(2,614)	(2,786)	172	(7,158)	(4,103)	(3,055)
Total other expense	(21,507)	(21,934)	427	(80,026)	(113,414)	33,388
Equity in net loss of unconsolidated subsidiaries	(665)	(162)	(503)	(1,087)	(57)	(1,030)
Income/(loss) before income taxes	37,687	(6,540)	44,227	101,421	67,792	33,629
Income taxes expense	10,850	(1,403)	(12,253)	23,900	3,992	(19,908)
Net income/(loss)	26,837	(5,137)	31,974	77,521	63,800	13,721
Net income attributable to noncontrolling interests	(1,116)	(900)	(216)	(7,530)	(2,952)	(4,578)
Net income/(loss) attributable to Darling	$25,721	$(6,037)	$31,758	$69,991	$60,848	$9,143
Basic income/(loss) per share:	$0.16	$(0.04)	$0.20	$0.42	$0.37	$0.05
Diluted income/(loss) per share:	$0.15	$(0.04)	$0.19	$0.42	$0.37	$0.05

Number of diluted common shares:	168,266	164,656		168,453	165,774

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Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
September 28, 2019 and December 29, 2018
(in thousands)

	September 28,	December 29,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$69,122	$107,262
Restricted cash	159	107
Accounts receivable, net	355,006	385,737
Inventories	353,003	341,028
Prepaid expenses	46,378	35,247
Income taxes refundable	4,952	6,462
Other current assets	25,061	22,099
Total current assets	853,681	897,942

Property, plant and equipment, less accumulated depreciation, net	1,714,768	1,687,858
Intangible assets, less accumulated amortization, net	537,360	595,862
Goodwill	1,212,313	1,229,159
Investment in unconsolidated subsidiaries	447,689	410,177
Operating lease right-of-use assets	119,063	—
Other assets	46,179	53,375
Deferred income taxes	13,846	14,981
	$4,944,899	$4,889,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$61,092	$7,492
Accounts payable, principally trade	192,010	219,479
Income taxes payable	10,404	4,043
Current operating lease liabilities	35,223	—
Accrued expenses	297,164	309,484
Total current liabilities	595,893	540,498

Long-term debt, net of current portion	1,559,809	1,666,940
Long-term operating lease liabilities	83,754	—
Other non-current liabilities	113,222	115,032
Deferred income taxes	219,329	231,063
Total liabilities	2,572,007	2,553,533

Commitments and contingencies
Total Darling's stockholders' equity:	2,308,493	2,273,048
Noncontrolling interests	64,399	62,773
Total stockholders' equity	$2,372,892	$2,335,821
	$4,944,899	$4,889,354

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Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Nine Months Ended September 28, 2019 and September 29, 2018
(in thousands)
(unaudited)

	Nine Months Ended
	September 28,	September 29,
Cash flows from operating activities:	2019	2018
Net income	$77,521	$63,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	239,057	235,915
Loss/ (gain) on disposal of property, plant, equipment and other assets	(20,845)	472
Loss on disposal of subsidiaries	—	12,500
Asset impairment	—	2,907
Gain on insurance proceeds from insurance settlements	(1,371)	(1,253)
Deferred taxes	(4,765)	(15,708)
Increase (decrease) in long-term pension liability	1,122	(375)
Stock-based compensation expense	18,543	13,606
Write-off deferred loan costs	4,721	8,163
Deferred loan cost amortization	4,435	6,265
Equity in net income of Diamond Green Diesel and unconsolidated subsidiaries	(93,303)	(109,598)
Distribution of earnings from unconsolidated subsidiaries	57,118	27,418
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	20,388	9,657
Income taxes refundable/payable	8,058	(9,838)
Inventories and prepaid expenses	(34,371)	(25,960)
Accounts payable and accrued expenses	(19,799)	(23,004)
Other	6,173	4,731
Net cash provided by operating activities	262,682	199,698
Cash flows from investing activities:
Capital expenditures	(245,092)	(213,726)
Acquisition, net of cash acquired	(1,431)	(51,301)
Investment of unconsolidated subsidiaries	(2,000)	(10,000)
Proceeds from sale of investment in subsidiary	—	82,805
Gross proceeds from disposal of property, plant and equipment and other assets	15,402	3,361
Proceeds from insurance settlement	1,371	1,253
Payments related to routes and other intangibles	(3,150)	(1,253)
Net cash used by investing activities	(234,900)	(188,861)
Cash flows from financing activities:
Proceeds from long-term debt	511,985	623,698
Payments on long-term debt	(566,107)	(661,268)
Borrowings from revolving credit facility	325,485	386,436
Payments on revolving credit facility	(332,884)	(362,463)
Net cash overdraft financing	27,858	3,361
Deferred loan costs	(7,027)	(9,668)
Issuance of common stock	39	182
Repurchase of common stock	(11,740)	—
Minimum withholding taxes paid on stock awards	(3,247)	(2,215)
Distributions to noncontrolling interests	(4,500)	(8,005)
Net cash used by financing activities	(60,138)	(29,942)
Effect of exchange rate changes on cash	(5,732)	(6,238)
Net decrease in cash, cash equivalents and restricted cash	(38,088)	(25,343)
Cash, cash equivalents and restricted cash at beginning of period	107,369	106,916
Cash, cash equivalents and restricted cash at end of period	$69,281	$81,573
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$3,978	$(5,295)
Cash paid during the period for:
Interest, net of capitalized interest	$49,727	$58,731
Income taxes, net of refunds	$21,475	$28,682
Non-cash financing activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$16,425	$—
Debt issued for assets	$—	$24

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Selected financial information for the Company's Diamond Green Diesel Joint Venture is as follows:

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
September 30, 2019 and December 31, 2018
(in thousands)

	September 30,	December 31,
	2019	2018

Assets:
Total current assets	$193,457	$186,258
Property, plant and equipment, net	653,463	576,384
Other assets	30,587	24,601
Total assets	$877,507	$787,243

Liabilities and members' equity:
Total current portion of long term debt	$293	$189
Total other current liabilities	47,373	40,619
Total long term debt	8,859	8,485
Total other long term liabilities	4,409	539
Total members' equity	816,573	737,411
Total liabilities and members' equity	$877,507	$787,243

Diamond Green Diesel Joint Venture
Operating Financial Results
Three Months and Nine Months Ended September 30, 2019 and September 30, 2018
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2019	2018	(Unfavorable)	2019	2018	(Unfavorable)
Revenues:
Operating revenues	$262,118	$104,811	$157,307	$859,647	$407,121	$452,526
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	183,022	103,794	(79,228)	633,109	169,632	(463,477)
Depreciation, amortization and accretion expense	15,242	6,516	(8,726)	38,574	18,890	(19,684)
Total costs and expenses	198,264	110,310	(87,954)	671,683	188,522	(483,161)
Operating income	63,854	(5,499)	69,353	187,964	218,599	(30,635)
Other income	506	556	(50)	1,781	1,348	433
Interest and debt expense, net	(320)	(318)	(2)	(965)	(637)	(328)
Net income	$64,040	$(5,261)	$69,301	$188,780	$219,310	$(30,530)

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Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:
Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA
Three and nine months ended September 28, 2019 and September 29, 2018

	Three Months Ended - Year over Year		Nine Months Ended - Year over Year
Adjusted EBITDA	September 28,	September 29,	September 28,	September 29,
(U.S. dollars in thousands)	2019	2018	2019	2018

Net income/(loss) attributable to Darling	$25,721	$(6,037)	$69,991	$60,848
Depreciation and amortization	80,407	78,842	239,057	235,915
Interest expense	19,359	20,080	60,088	66,220
Income tax expense/(benefit)	10,850	(1,403)	23,900	3,992
Restructuring and impairment charges	—	—	—	14,965
Foreign currency loss/(gain)	(466)	2,106	654	7,082
Other expense/(income), net	2,614	2,786	7,158	4,103
Debt extinguishment costs	—	—	12,126	23,509
Loss/(gain) on sale of subsidiary	—	(3,038)	—	12,500
Equity in net (income)/loss of Diamond Green Diesel	(32,020)	2,630	(94,390)	(109,655)
Equity in net (income)/loss of unconsolidated subsidiaries	665	162	1,087	57
Net income attributable to noncontrolling interests	1,116	900	7,530	2,952
Adjusted EBITDA	$108,246	$97,028	$327,201	$322,488
Foreign currency exchange impact (1)	3,088	—	14,749
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$111,334	$97,028	$341,950	$322,488

DGD Joint Venture Adjusted EBITDA (Darling's share)	$39,548	$509	$113,270	$118,745
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$147,794	$97,537	$440,471	$441,233

(1) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended September 28, 2019 of €1.00:USD$1.11 and CAD$1.00:USD$0.76 as compared to the average rate for the three months ended September 29, 2018 of €1.00:USD$1.16 and CAD$1.00:USD $0.76, respectively. The average rates assumption used in the calculation was the actual fiscal average rate for the nine months ended September 28, 2019 of €1.00:USD$1.12 and CAD$1.00:USD $0.75 as compared to the average rate for the nine months ended September 29, 2018 of €1.00:USD$1.20 and CAD$1.00:USD$0.78, respectively.

About Darling
Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty solutions for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal

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fats) into valuable feed and fuel ingredients and collects and processes residual bakery products into feed ingredients. In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments. The Company sells its products domestically and internationally and operates within three industry segments: Feed Ingredients, Food Ingredients and Fuel Ingredients. For additional information, visit the Company's website at http://www.darlingii.com.
Darling Ingredients Inc. will host a conference call to discuss the Company’s third quarter 2019 financial results at 8:30 am Eastern Time (7:30 am Central Time) on Thursday, November 7, 2019. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; International participants should dial 1-412-317-6593. Please refer to access code 10135809. Please call approximately ten minutes before the start of the call to ensure that you are connected.
The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through November 14, 2019, by dialing 1-877-344-7529 (U.S. callers), 855-669-9658 (Canada) and 1-412-317-0088 (International callers). The access code for the replay is 10135809. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:
Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes that were outstanding at September 28, 2019. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed;

News Release November 6, 2019 Page 11

reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Melissa A. Gaither, VP IR and Global Communications 5601 N. MacArthur Blvd., Irving, Texas 75038	Email : mgaither@darlingii.com Phone : 972-281-4478